ADDENDUM TO THE DISTRIBUTION AGREEMENT

This Addendum (the “Addendum”), entered into as of January 18, 2011 (the “Effective Date”) is made by and between INSPIREMD LTD Of 3 Menorat Hamaor St., Tel Aviv 67448, Israel, a Corporation organized and existing under the laws of Israel and any of its affiliated companies (under formation) (individually and collectively termed to as the “Supplier”), and Kardia Srl, of Via Luigi Rizzo, 8/1, 20151 Milano, Italy (the “Distributor”) (each of the Supplier and the Distributor, a “Party” and together, the “Parties”).

Whereas	The parties have executed the Distribution Agreement dated August 1, 2007 attached hereto as Exhibit A (the “Agreement”); and

Whereas	The parties wish to make this Addendum an integral part of the Agreement.

NOWTHEREFORE, the Parties agree to the following:

1.	Providing the Distributor meets the quarterly sales minimums (ordered and shipped within the quarter) set forth in Exhibit A hereto for the year 2011 and provided the Distributor pays 90 days from the date of approval of the Distributor Purchase Order by the Supplier, then the Distributor will be entitled to an option to purchase an aggregate of 5,000 ordinary shares of InspireMd Ltd at a per share exercise price of US$10.00. In the event that the Distributor meets such conditions the Company shall grant Distributor said option until January 31, 2012. For such purpose the parties shall enter into a separate Option Grant Agreement in a form as customary in InspireMD.

2.	Alternatively, In the event that Distributor meets the quarterly sales minimums (ordered and shipped within the quarter) set forth in Exhibit B for the year 2011 and provided the Distributor pays 90 days from the date of approval of the Distributor Purchase Order by the Supplier, then the Distributor will be entitled to an option to purchase an aggregate of 10,000 ordinary shares of InspireMd Ltd at a per share exercise price of US$10.00 (which includes the 5,000 ordinary shares mentioned in clause 1). In the event that the Distributor meets such conditions the Company shall grant Distributor said option until January 31, 2012. For such purpose the parties shall enter into a separate Option Grant Agreement in a form as customary in InspireMD.

3.	The above mentioned alternative options in clause number I or 2 will be granted if all the conditions set forth in clause number 1 and 2 are met no later than December 31, 2011.

4.	The exercise period of the options in clause number 1 or 2 are two years from their grant and shall be subject to the InspireMd option plan and board approval.

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INSPIREMD GmbH		Kardia Srl

Signature:	/s/ Ofir Paz	Signature:	/s/ Ezio Poretti

Name:	Ofir Paz	Name:	Ezio Poretti

Title:	CEO	Title:	Legal Representative

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Quarterly Sales Minimums for 2011

Quarter	Number of MGuard Stents
1	50
2	550
3	500
4	500
Total	1,600

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Exhibit B

Quarterly Sales Minimums for 2011

Quarter	Number of MGuard Stents
1	50
2	750
3	800
4	900
Total	2,500

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